EPIX Medical, Inc. has omitted from this Exhibit 10.42 portions of the agreement for which EPIX Medical, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the agreement for which confidential treatment has been requested are marked [*] and such confidential portions have been filed separately with the Securities and Exchange Commission.



                                 AMENDMENT NO. 1

         This Amendment No. 1 dated as of September 10, 1998, is made by and among EPIX MEDICAL, INC., a Delaware corporation having its principal place of business at 71 Rogers Street, Cambridge, Massachusetts 02142-1118 U.S.A. ("Epix"), MALLINCKRODT MEDICAL, INC., a Delaware corporation having its principal place of business at 675 McDonnell Boulevard, St. Louis, Missouri 63134, and MALLINCKRODT INC., (under its prior corporate name MALLINCKRODT GROUP INC.) a New York corporation having its principal place of business at 7733 Forsyth Boulevard, St. Louis, Missouri 63105, by and through its unincorporated Medical Imaging division (together with Mallinckrodt Medical, Inc., "MKG").

                                    RECITALS

         WHEREAS, Epix (under its prior corporate name Metasyn, Inc.) and MKG are parties to a Strategic Collaboration Agreement dated as of August 30, 1996 (the "Collaboration Agreement"); and

         WHEREAS, Epix and MKG desire to amend the Collaboration Agreement to clarify the rights and obligations of the parties with respect to certain third party arrangements, as set forth herein.

         NOW THEREFORE, in consideration of the premises Epix and MKG mutually agree as follows:

                              ARTICLE I. AMENDMENT

1. Epix and MKG hereby agree to amend Article 4 of the Collaboration Agreement by adding the following new Section 4.8:

         4.8      Collaboration Agreements with Third Parties:

                  4.8.1 General. In the event that either Party, during the term of the Development Phase or thereafter, determines that a research, development or collaboration agreement with a Third Party would further the objectives of this Agreement (a "Third Party Collaboration"), such Party (the "Collaborating Party") shall so notify the Joint Steering Committee, which notice shall include reasonable details concerning the terms of the proposed Third Party Collaboration, including its objectives, term, proposed budget, and the manner in which intellectual property rights arising therefrom are to be made available to the Collaborating Party. The Joint Steering Committee shall make a determination as soon as practicable after such notice, but in no event later than ninety (90) days thereafter, as to whether to approve the proposed Third Party Collaboration,


                                   Page 1 of 6
September 10, 1998
                  and to treat the costs of the Third Party Agreement (as defined below) as Development Costs to be borne equally by the parties hereunder.

                  4.8.2. Amendment to Development Plan and Budget. Upon approval by the Joint Steering Committee of a Third Party Collaboration, the current Development Plan and Budget will be amended to reflect the additional anticipated costs of the Third Party Agreement, and the Parties will share the costs thereof as provided in Section 8.3.

                  4.8.3. Approval of Agreement and Any Amendments. Following approval by the Joint Steering Committee of a Third Party Collaboration, the Collaborating Party will proceed to negotiate the definitive terms thereof, keeping the other Party reasonably informed, will consider in good faith any comments or suggestions of the other Party relating thereto, and shall in any event obtain the written approval of the other Party prior to executing the definitive agreement (the "Third Party Agreement") or any material amendments thereto.

                  4.8.4. Sharing of Developments and Information. Following execution of a Third Party Agreement as provided in Section 4.8.3, the Collaborating Party agrees, subject to the confidentiality provisions hereof, to keep the other Party regularly informed of all material developments under the Third Party Agreement, including all reports, technical information and data, and intellectual property rights arising therefrom. Upon request of the other Party, to the extent reasonably feasible, and subject in appropriate circumstances to the other Party entering into agreements to be bound by applicable terms of the Third Party Agreement, the Collaborating Party will permit representatives of the other Party to attend and participate in meetings with representatives of the Third Party conducting the collaboration.

                  4.8.5. Sharing of Intellectual Property Rights. The Collaborating Party under any Third Party Agreement agrees that the other Party will have a joint undivided interest in any patent rights or other intellectual property rights obtained by the Collaborating Party as a result of any Third Party Agreement, and, upon request of the other Party, the Collaborating Party agrees to execute and deliver to the other Party any documents of assignment necessary to effect the foregoing. Except as otherwise agreed, the Collaborating Party will be responsible, in consultation with the other Party, for the preparation, filing, prosecution and maintenance of any patent applications or patents, the costs of which shall be Development Costs to be shared by the Parties under Section 8.3.

                  4.8.6. Existing and Proposed Third Party Collaborations. The Parties acknowledge that [*], Epix's agreement with the General Electric Company ("GEC") dated as of January 9, 1998,


[*] Omitted portions filed separately with the Securities and Exchange
    Commission.


                                   Page 2 of 6
September 10, 1998

                  [*] are approved Third Party Agreements hereunder. [*] has not yet been the subject of a formal notice pursuant to Section
                  4.8.1 above.

                  4.8.7. Failure to Accept a Third Party Collaboration. If the Joint Steering Committee declines to approve a proposed Third Party Collaboration under Section 4.8.1, the Collaborating Party shall have the right to enter into the Third Party Agreement at its own expense, and the other Party shall have no right to any intellectual property or other rights arising from such Third Party Agreement, except as otherwise provided in this Agreement.

2. Epix and MKG hereby agree to amend Article 5 of the Collaboration Agreement so that the following Sections are amended and restated, or added, to read in their entirety as follows:

                  5.1. Additional Research Programs. In the event that either Party, during the term of this Agreement, has what it believes is a valid concept for discovering potential Second Generation Compounds that are reasonably likely to have successful commercial application, such Party shall promptly report such concept to the Joint Steering Committee together with a recommended specific research program pursuant to which any such concept could be added to the Program. Such recommendation shall include a proposed research plan and budget and shall include details explaining why the recommending party believes that the proposed concept could lead to the discovery of Second Generation Compounds that may have significant performance or other advantages over the compounds ongoing Research Programs. The Joint Steering Committee shall make a determination with respect to each such recommendation as soon as practicable after such recommendation is made but in no event later than ninety (90) days. In the event that the Joint Steering Committee fails or declines to approve any recommended research program as an addition to the Program within the aforementioned ninety (90) day period (or such longer period as the Parties may mutually agree), then the Party which recommended such research program shall be free to develop, market and sell any compounds developed in such research program by itself, including with the assistance of third party contractors, provided, however, that any compounds developed in such research program [*].

                  If the Joint Steering Committee approves the recommended research program as an addition to the Program, then the research program may commence immediately in


[*] Omitted portions filed separately with the Securities and Exchange
    Commission.

                                   Page 3 of 6
September 10, 1998
                  accordance with the proposed research plan and budget. At such time during the research program as either Party identifies a specific potential Second Generation Compound for development, such Party shall promptly report such compound to the Joint Steering Committee together with a recommended specific research plan and budget relating to the development of such compound. The Joint Steering Committee shall make a determination with respect to each such recommendation as soon as practicable after such recommendation is made but in no event later than ninety (90 days). If the Joint Steering Committee approves the recommended research program for the specific potential Second Generation Compound as an addition to the Program, then the research program for such compound may commence immediately in accordance with the proposed research plan and budget. In the event that the Joint Steering Committee fails or declines to approve any recommended research program for the specific potential Second Generation Compound as an addition to the Program within the aforementioned ninety (90) day period (or such longer period as the Parties may mutually agree) then the non-recommending Party shall either [*].

                  5.1.1. Ongoing Research Programs. Epix and MKG acknowledge that they are currently engaged in a single Research Program under the Collaboration Agreement which relates to albumin binding for second generation intravascular contrast agents, which Research


[*] Omitted portions filed separately with the Securities and Exchange
    Commission.

                                   Page 4 of 6
September 10, 1998

                  Program is more fully described in correspondence between Epix and MKG dated [*]. Unless otherwise agreed by Epix and MKG, Epix and MKG agree that there shall be no more than [*] Research Programs being conducted at any time. Unless otherwise agreed by Epix and MKG, should a research program concept be proposed and the Joint Steering Committee recommend that such concept could be added to the Program while [*] Research Programs are being conducted, any such recommended Research Program shall be delayed until [*] the ongoing Research Programs [*] been completed.

                  5.2.1. General. The Joint Steering Committee will determine the allocation of responsibility between the Parties for the conduct of each approved Research Program. Upon approval of a Research Program, the Joint Steering Committee shall select a Joint Scientific Team consisting of five (5) members, three
                  (3) from the recommending Party and two (2) from the non-recommending Party, to direct the research. The Joint Scientific Team shall issue a written progress report quarterly and shall make an oral status presentation at each meeting of the Joint Steering Committee. Each of the Parties will attempt to achieve efficiently and expeditiously the objectives assigned to it by the Joint Steering Committee as described in the Annual Research Plan (defined below) and will proceed diligently with the work described therein by using its good faith efforts. The Joint Steering Committee shall have the authority to mandate changes in the direction of the Research Program or to mandate its discontinuance at any time.

3. Epix and MKG hereby agree to amend Article 8 of the Collaboration Agreement so that the following section is amended and restated to read in its entirety as follows:

                  8.3.5. Notwithstanding any other provision hereof, it is understood that, without its prior written consent, neither Party shall be liable to pay an amount in Development Costs hereunder with respect to the Licensed Compound and any Replacement Compounds and their corresponding Licensed Products of more than [*].

4. Epix and MKG hereby agree to amend Article 13 of the Collaboration Agreement so that the following section is amended and restated to read in its entirety as follows:

                  13.2.4. Effect of Termination of the Research Program. In the event that the Research Program is terminated with respect to any compound pursuant to Section 13.2.2, then such compound may not be designated as a Second Generation Compound or a Replacement Compound by the Joint Steering Committee and neither party, alone or with a Third Party, shall have the right to develop a product for sale in the Field based upon such compound; provided, however, that if the compound demonstrates [*]


[*] Omitted portions filed separately with the Securities and Exchange
    Commission.



                                   Page 5 of 6
September 10, 1998
                  over any compound then in research or development or being marketed or sold under the collaboration, then, in such event, (a) all rights with respect to the use, manufacture, distribution for sale and sale of such compound shall revert to the Originating Party, except that, to the extent such compound has been jointly acquired through license, purchase or otherwise, both Parties will have the right to use, manufacture, distribute for sale and sell such compound on a nonexclusive basis, (b) to the extent legally permissible, all additional action reasonably necessary shall be taken by the Parties to assign all right, title and interest in and transfer possession and control of the regulatory filings and regulatory approvals relating to such compound and (c) the Originating Party shall be free to develop or grant licenses to Third Parties with respect to such compound. In the event that the Originating Party enters into an agreement with a Third Party pursuant to clause (c) hereof and such Third Party will use data generated during the Program, then the Originating Party shall provide in such agreement that such Third Party shall reimburse the non-Originating Party for the perceived value of such data, such value to be negotiated in good faith by MKG and Metasyn taking into account the financial contributions of both Parties to the generation of such data.

                            ARTICLE 2 - MISCELLANEOUS

     Except as expressly amended by this Amendment No. 1, the Collaboration Agreement shall remain unmodified and in full force and effect. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date set forth above.

     EPIX MEDICAL, INC.                      MALLINCKRODT INC.

     By: /s/ Michael D. Webb                 By: /s/ James C. Carlile
     -----------------------                 ------------------------
     Name:   Michael D. Webb                 Name:   James C. Carlile
     Title:  President and Chief             Title:  President, Imaging Group
             Executive Officer


[*] Omitted portions filed separately with the Securities and Exchange
    Commission.


                                   Page 6 of 6
September 10, 1998